                                                                  Exhibit (8)(c)

                                CONSENT TO ASSIGNMENT


     The undersigned consents to the Assignment attached hereto on the express condition that (1) Assignor will remain liable for the performance of each and every one of its obligations under the Contract arising on or before the Effective Date; (2) Assignee will not be liable for any obligations under the Contract arising on or before the Effective Date; (3) this Consent to Assignment will not be deemed a consent to any subsequent assignment but rather any subsequent assignment will require the prior written consent of the undersigned pursuant to the terms of the Contract; and (4) Assignor will notify the undersigned of the actual Effective Date if such date occurs on a date other than March 31, 1995.



                              THE GALAXY FUND


                              By:/s/illegible
                                 ---------------------------------

                                   Name:illegible
                                        ------------------------
                                   Title:Vice President
                                         -----------------------


                              THE CHASE MANHATTAN BANK, N.A.



                              By:/s/Rosemary M. Stedmon
                                 -------------------------------
                                   Name:Rosemary M. Stedmon
                                        ------------------------
                                   Title:Vice President
                                         -----------------------

                                ASSIGNMENT OF CONTRACT


     This ASSIGNMENT OF CONTRACT (the "Assignment") is dated as of the 31ST day of MARCH, 1995 by and between 440 Financial Group of Worcester, Inc., a Massachusetts corporation ("Assignor"), and The Shareholder Services Group, Inc., a Massachusetts corporation ("Assignee").

                                 W I T N E S S E T H:

     WHEREAS, Assignor is a party to the contract or contracts attached hereto as Exhibit A (the "Contract") and identified as follows:

          GLOBAL CUSTODY AGREEMENT BY AND AMONG THE GALAXY FUND, THE CHASE MANHATTAN, N.A. AND ASSIGNOR DATED NOVEMBER 1, 1991.

     WHEREAS, Assignor, State Mutual Life Assurance Company of America and Assignee have entered into a Stock and Asset Purchase Agreement dated March 9, 1995, as amended (the "Purchase Agreement") for the purchase and sale of Assignor's business, and the closing date for the transactions contemplated by the Purchase Agreement is March 31, 1995 or such other date as the parties may agree (the "Effective Date").

     WHEREAS, Assignor desires to transfer to Assignee all of Assignor's right, title and interest in the Contract.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1. ASSIGNMENT OF THE CONTRACT. Assignor hereby transfers and assigns to Assignee all of Assignor's right, title and interest in and to the Contract.

     2. ASSUMPTION AND ACCEPTANCE OF THE CONTRACT. By acceptance of this Assignment, Assignee hereby assumes and agrees to perform all of the obligations and covenants of Assignor under the Contract from and after the Effective Date.

     3. CONSENT. The effectiveness of this Assignment is expressly subject to the written consent of all other parties to the Contract.

     4. INDEMNIFICATION. Assignor agrees that it will remain liable under the Contract for all obligations arising on or before the Effective Date and will indemnify and hold harmless Assignee from any such obligation, subject to the provisions of Article X of the Purchase Agreement.

     IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee as a sealed instrument as of the day and year first written above.

                              ASSIGNOR

                              440 FINANCIAL GROUP OF
                              WORCESTER, INC.



                              By:/s/illegible
                                 ---------------------------------
                                   Name:illegible
                                        ------------------------
                                   Title:Vice President
                                         -----------------------



                              ASSIGNEE

                              THE SHAREHOLDER SERVICES GROUP,
                              INC.



                              By:/s/illegible
                                 ---------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



                                         -3-